UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule §240.14a-12

SALEM COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

SEC 1913 (04-05)

Persons who are to respond to the collection of information

contained in this form are not required to respond unless the form displays a currently valid OMB control number.

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

April 10, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Communications Corporation (“Salem”). The Annual Meeting is scheduled to be held on Wednesday, May 22, 2013, at Salem’s corporate offices, which are located at 4880 Santa Rosa Road, Camarillo, California, at 9:30 a.m. P.D.T. As described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, the agenda for the Annual Meeting includes:

1.

The election of the seven (7) persons named in the accompanying proxy statement to the board of directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2.	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.

3.	An advisory (non-binding) vote determining the frequency of future non-binding advisory stockholder votes on executive compensation.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The board of directors recommends that you vote FOR the election of the slate of director nominees and the approval of the advisory (non-binding) resolution approving executive compensation. The board of directors also recommends that you vote to conduct future advisory stockholder votes on executive compensation once every three (3) years. Please refer to the Proxy Statement for detailed information on the above proposals. Directors and executive officers of Salem will be present at the Annual Meeting to respond to questions that our stockholders may have regarding the business to be transacted.

This year, we are using the U.S. Securities and Exchange Commission rule that permits companies to furnish their proxy materials over the Internet. Instead of mailing you a paper copy of the proxy materials, we will be mailing to you a Notice containing instructions on how to access our proxy materials over the Internet. If you received a Notice, a proxy card was not sent to you and you may vote only by telephone or via the Internet if you do not attend the Annual Meeting.

We urge you to vote your proxy as soon as possible. Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Annual Meeting in person, we urge you to vote your shares on-line, by telephone or, if you receive paper copies of the proxy materials by mail, by signing, dating and returning the enclosed proxy card promptly in the accompanying postage prepaid envelope. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card. The approximate date on which this Proxy Statement and the enclosed proxy card and Notice are first being sent or made available to stockholders is April 10, 2013. On behalf of the board of directors and all of the employees of Salem, we wish to thank you for your support.

Sincerely yours,

STUART W. EPPERSON Chairman of the Board

EDWARD G. ATSINGER III Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on

May 22, 2013: Our Proxy Statement for the 2013 Annual Meeting of Stockholders and Annual Report on Form 10-K for

the year ended December 31, 2012 are available at www.proxyvote.com.

If you have any questions concerning the Proxy Statement or the accompanying proxy card, or if you need any help in voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

PLEASE VOTE YOUR SHARES

ON-LINE, BY TELEPHONE OR BY

SIGNING, DATING AND RETURNING

THE ENCLOSED PROXY CARD TODAY.

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Salem Communications Corporation (“Salem”) will be held on Wednesday, May 22, 2013 at 9:30 a.m. P.D.T. at Salem’s corporate offices located at 4880 Santa Rosa Road, Camarillo, California, subject to adjournment or postponement by the board of directors, for the following purposes:

1.

The election of the seven (7) persons named in the accompanying proxy statement to the board of directors to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2.	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.

3.	An advisory (non-binding) vote determining the frequency of future advisory (non-binding) stockholder votes on executive compensation.

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only holders of record of Salem’s Class A common stock, par value $0.01 per share, and Class B common stock, par value $0.01 per share, on March 25, 2013, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders will be available for examination by any stockholder at the time and place of the Annual Meeting.

Holders of a majority of the voting power of the outstanding shares of the Class A common stock and of the Class B common stock must be present in person or by proxy in order for the Annual Meeting to be held. Therefore, we urge you to review the accompanying proxy card and either vote by (a) Internet or by telephone as instructed in this proxy statement, or (b) by signing, dating and returning your completed proxy in the enclosed postage prepaid envelope whether or not you expect to attend the Annual Meeting in person. If you attend the Annual Meeting and wish to vote your shares personally, you may do so by validly revoking your proxy as described below.

Prior to the voting thereof, a proxy may be revoked by the person executing such proxy by: (i) filing with the Secretary of Salem either a duly executed written notice dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date, or (ii) attending the Annual Meeting and voting in person.

By order of the board of directors,

CHRISTOPHER J. HENDERSON
Secretary

Camarillo, California

April 10, 2013

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to

Be Held on May 22, 2013: Our Proxy Statement for the 2013 Annual Meeting of Stockholders and Annual

Report on Form 10-K for the year ended December 31, 2012, are available at

www.proxyvote.com

YOUR VOTE IS IMPORTANT.

TO VOTE YOUR SHARES, PLEASE VOTE

ONLINE, BY TELEPHONE OR BY

SIGNING AND DATING THE ENCLOSED PROXY CARD

AND MAILING IT PROMPTLY

IN THE ENCLOSED RETURN ENVELOPE.

SALEM COMMUNICATIONS CORPORATION

4880 Santa Rosa Road

Camarillo, CA 93012

(805) 987-0400

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 22, 2013

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation by the board of directors (the “board” or the “board of directors”) of Salem Communications Corporation, a Delaware corporation (“Salem” or the “Company”), of proxies for use at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) scheduled to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

INFORMATION REGARDING VOTING AT THE ANNUAL MEETING

General

At the Annual Meeting, the stockholders of the Company are being asked to consider and to vote upon the following proposals:

Proposal 1

The election of the seven (7) directors named in this Proxy Statement to serve until the annual meeting of stockholders to be held in the year 2014 or until their respective successors are duly elected and qualified.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

Proposal 2	An advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 2—ADVISORY (NON-BINDING) VOTE ON A RESOLUTION APPROVING EXECUTIVE COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K.”

Proposal 3	An advisory (non-binding) vote determining the frequency of future advisory (non-binding) stockholder votes on executive compensation.

For information regarding this proposal, see the section of this Proxy Statement entitled “PROPOSAL 3—ADVISORY (NON-BINDING) VOTE DETERMINING THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON EXECUTIVE COMPENSATION.”

Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in the manner specified therein or, if no instructions are marked on the enclosed proxy card, in accordance with the recommendation of the board of directors on all matters presented in this proxy statement. Although management does not know of any matter other than the proposals described above to be acted upon at the Annual Meeting, unless contrary instructions are given, shares represented by valid proxies will be voted by the persons named on the accompanying proxy card in accordance with their respective best judgment in respect of any other matters that may properly be presented for a vote at the Annual Meeting.

Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote in person, and any person giving a proxy has the right to revoke it at any time before it is exercised by: (a) filing with the Secretary of Salem either a duly executed written notice dated subsequent to such proxy revoking the same or a duly executed proxy bearing a later date, or (b) attending the Annual Meeting and voting in person.

The mailing address of the principal executive offices of the Company is 4880 Santa Rosa Road, Camarillo, California 93012, and its telephone number is (805) 987-0400.

Record Date, Quorum and Voting

Only stockholders of record on March 25, 2013 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. There were outstanding on the Record Date 19,116,336 shares of Class A common stock, par value $0.01 per share (“Class A common stock”), and 5,553,696 shares of Class B common stock, par value $0.01 per share (“Class B common stock”) (the Class A common stock and the Class B common stock are collectively referred to as the “common stock”). Each share of outstanding Class A common stock is entitled to one (1) vote on each matter to be voted on at the Annual Meeting and each share of outstanding Class B common stock is entitled to ten (10) votes on each matter to be voted on at the Annual Meeting, except that, as provided in the Company’s Amended and Restated Certificate of Incorporation, the holders of Class A common stock shall be entitled to vote as a class, exclusive of the holders of the Class B common stock, to elect two (2) “Independent Directors.” The two (2) Independent Directors shall be elected by a majority of the votes of the shares of Class A common stock present in person or represented by proxy and entitled to vote on the election of the Independent Directors; the remaining five (5) directors will be elected by a majority of the votes of the shares of Class A common stock and Class B common stock present in person or represented by proxy and entitled to vote on the election of such directors. For information regarding the election of the Independent Directors, see the section of this Proxy Statement entitled “PROPOSAL 1—ELECTION OF DIRECTORS.”

The presence, in person or by proxy, of the holders of at least a majority of the voting power of the common stock issued and outstanding and entitled to vote is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient shares for a quorum at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

Only votes cast in person at the Annual Meeting or received by proxy before the beginning of the Annual Meeting will be counted. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. If your shares are held in your name, you can vote by proxy in three (3) convenient ways as follows:

• On-Line Voting:	Go to http://www.proxyvote.com and follow the instructions

• By Telephone:	Call toll-free 1-800-690-6903 and follow the instructions

• By Mail:	Complete, sign, date and return your proxy card in the enclosed envelope

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. on May 21, 2013.

Under Delaware law and the Company’s Amended and Restated Certificate of Incorporation and Bylaws, abstentions and broker non-votes are counted for the purpose of determining the presence or absence of a quorum for the transaction of business. With regard to Proposal 1, votes may be cast in favor of or against any particular director nominee. With regard to Proposal 2, votes may be cast in favor of, against or abstaining with respect to the advisory (non-binding) resolution approving the executive compensation of the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K. With regard to Proposal 3, votes may be cast on the frequency of future stockholder advisory votes by specifying one (1) of four (4) choices: one (1) year, two (2) years, three (3) years or abstain. Proposals 1, 2 and any stockholder proposals that properly come before the Annual Meeting require, in general, the affirmative vote of a majority of the voting power of the shares of Class A common stock and Class B common stock present, in person or represented by proxy, at the Annual Meeting and entitled to vote on the subject matter. For Proposal 3, the option receiving the highest number of votes cast by stockholders will be considered the option recommended by the stockholders. However, because this vote is advisory and not binding, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis. For Proposals 1 and 2, abstentions will be counted in tabulations of the votes cast on a proposal and will have the same effect as a vote against the proposal. However, for Proposal 3, since the option receiving the highest number of votes cast by stockholders will be considered the option recommended by the stockholders, abstentions will have no effect on the proposal. For each proposal, broker non-votes will not be counted for purposes of determining whether the proposal has been approved. If you hold shares of our common stock through a broker, bank or other nominee, then you hold shares in street name. Thus, you must instruct the broker, bank or other nominee as to how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares with respect to “routine” matters. Pursuant to NYSE rules, Proposals 1, 2 and 3 are not considered “routine” matters; thus, your broker will not have discretionary authority to vote your shares in connection with Proposals 1, 2 or 3 if you do not provide it with instructions.

Electronic Access to Proxy Materials

Pursuant to applicable United States Securities and Exchange Commission (“SEC”) rules, the Company is making this proxy statement and its Annual Report on Form 10-K available to its stockholders electronically via the Internet at www.proxyvote.com. On or about April 10, 2013, we will mail to stockholders a Notice containing instructions on how to access this Proxy Statement along with our Annual Report on Form 10-K as well as instructions on how to vote online. The Notice also instructs you on how you may submit your proxy vote securely over the Internet or by telephone. You will not automatically receive a printed copy of the Proxy Statement and Annual Report. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials as set forth in the Notice.

Solicitation

The cost of preparing, assembling and sending the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed proxy card will be paid by the Company. Following the delivery of this Proxy Statement, directors, officers and other employees of the Company may solicit proxies by mail, telephone, facsimile or other electronic means or by personal interview. Such persons will receive no additional compensation for such services. Brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of Class A common stock of record will be requested to forward proxy soliciting material to the beneficial owners of such shares and will be reimbursed by the Company for their reasonable charges and expenses in connection therewith.

Householding

With regard to the delivery of Annual Reports and Proxy Statements, under certain circumstances the SEC permits a single set of such documents or, where applicable, one Notice, to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder, however, still receives a separate proxy card. This procedure, known as “householding,” reduces the amount of duplicate information received at a household and reduces delivery and printing costs as well. A number of banks, brokers and other firms have instituted householding and have previously sent a notice to that effect to certain of the Company’s stockholders whose shares are registered in the name of such bank, broker or other firm. As a result, unless the stockholders receiving such notice gave contrary instructions, only one Annual Report and/or Proxy Statement, as applicable, will be delivered to an address at which two (2) or more stockholders reside. If any stockholder residing at such an address wishes to receive a separate Annual Report or Proxy Statement for the Annual Meeting or for future stockholder meetings, such stockholder should telephone toll-free 1-800-579-1639, or write to Salem Communications Corporation c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. A separate set of proxy materials relating to the Annual Meeting will be sent promptly following receipt of your request. In addition, if any stockholder who previously consented to householding desires to receive a separate copy of a Proxy Statement or Annual Report, as applicable, for each stockholder at his or her same address, such stockholder should contact his or her bank, broker or other firm in whose name the shares are registered or contact the Company at the address or telephone number listed on page 1 of this Proxy Statement. Similarly, a stockholder may use any of these methods if such stockholder is receiving multiple copies of a Proxy Statement or Annual Report and would prefer to receive a single copy in the future.

THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Board of Directors

The board of directors presently consists of eight (8) members and will be decreased to seven (7) members in connection with the election of directors at the Annual Meeting. Mr. Weinberg, an incumbent board member, has decided not to stand for re-election to the board at the upcoming 2013 Annual Meeting of the stockholders. The following table sets forth certain information as of March 25, 2013, except where otherwise indicated, with respect to the directors of the Company. Each of the directors of the Company serves a one (1) year term and all directors are subject to re-election at each annual meeting of stockholders.

Name of Director	Age	First Became Company Director	Position(s) Held with the Company
Stuart W. Epperson	76	1986	Chairman of the Board
Edward G. Atsinger III	73	1986	CEO and Director
David Davenport	62	2001	Director
Roland S. Hinz	73	1997	Director
Richard A. Riddle	68	1997	Director
Jonathan Venverloh	41	2011	Director
Dennis M. Weinberg	60	2005	Director
Frank Wright	60	2012	Director

Board Composition

As a national media presence focused on the Christian and family-themed audience and the conservative news talk audience, our business involves an operational structure that operates on a broad scale and encompasses research, technical developments, and marketing functions in a context characterized by rapidly evolving technologies, exposure to business cycles, and significant competition. The Company’s Nominating and Corporate Governance Committee is responsible for reviewing and assessing with the board the appropriate skills, experience, and background sought of board members in the context of our business and the then-current membership on the board. This assessment of board skills, experience, and background includes numerous diverse factors, such as understanding of and experience in radio and new media, understanding of our audience and the ministries that serves it, and finance, marketing and advertising experience. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the board with regard to these factors may change from time to time to take into account changes in the Company’s business and other trends, as well as the portfolio of skills and experience of current and prospective board members. The Nominating and Corporate Governance Committee and the board will review and assess the continued relevance of and emphasis on these factors as part of the board’s annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the board’s goal of creating and sustaining a board that can appropriately support and oversee the Company’s activities.

We believe that it is important for our board members to have diverse backgrounds, skills and experiences and seek such diversity in nominating director candidates. One goal of this diversity of backgrounds, skills and experience is to assist the board in its oversight concerning our business and operations. We consider the key skills, qualifications and experience listed below as important for our directors to have in light of our current business and structure. The directors’ biographies provided later in this Proxy Statement note each director’s relevant skills, qualifications and experience. As part of an annual effectiveness review, the board evaluates its composition to ensure that the board as a whole sufficiently represents a diverse set of relevant background, skill and experience.

•

Senior Executive Leadership Experience. Directors who have served in senior executive leadership positions are important to us, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. The insights and guidance of these directors, particularly those directors who have experience at businesses or organizations that operated on a global scale, faced significant competition, and/or involved technology or other rapidly evolving business models enhance our board’s ability to assess and respond to situations faced by the Company.

•

Public Company Board Experience. Directors who have served on other public company boards can offer insights with regard to the dynamics and operation of a board of directors, corporate governance matters, (including experience with respect to the relationship of a board to the CEO and other management personnel), the importance of particular public company agenda and management matters and oversight of a changing mix of strategic, operational, and compliance-related matters.

•	Business Development Experience. Directors who have a background in business development can provide insight into developing and implementing strategies for growing our business through acquisitions.

•

Financial Experience. Knowledge of accounting and financial reporting processes, as well as the financial markets, financing and funding operations, is important because it assists our directors in understanding and overseeing the Company’s financial reporting, internal controls, capital structure, financing and investing activities.

•

Relevant Experience with our Audiences and Programmers. Directors who have relevant experience with the Christian and family-themed audience and the conservative news talk audience can provide insight and expertise in assisting the board’s implementation of Company strategies for growing our business by providing an engaging experience with our radio stations, Internet sites and other services. Directors with experience and knowledge of the business of our programmers and content providers can also assist the board with analyzing, reviewing and approving mutually beneficial and significant relationships between these content providers and the Company.

•

Legal Expertise. Directors who have legal education and experience can assist the board in fulfilling its responsibilities related to the oversight of the Company’s legal and regulatory compliance and engagement with regulatory authorities.

•

Radio Experience. Knowledge of the radio industry and the challenges and opportunities of radio broadcasting companies is vitally important because it enables our directors to understand and oversee many aspects of the Company’s operations, goals and strategies.

•

New Media Experience. As the radio industry is faced with challenges and opportunities created by the emergence of “new media”, the board benefits from including directors who have relevant experience with these new and emerging means of distributing programming and enhancing our audience’s ability to access information provided by the Company via different media outlets.

Set forth below is certain information concerning the principal occupation and business experience of each of the directors during the past five (5) years and other relevant experience.

Stuart W. Epperson

Mr. Epperson has been Chairman of the board of the Company since its inception. He is also a director of Salem Communications Holding Corporation, a wholly-owned subsidiary of the Company. Mr. Epperson has been engaged in the ownership and operation of radio stations since 1961. Mr. Epperson has been a member of the board of directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that board in February 2013. Mr. Epperson is married to Nancy A. Epperson, who is Mr. Atsinger’s sister.

As co-founder of the Company, Mr. Epperson provides the board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into the background and vision of the Company. His past political experience as well as his continuing operation of radio stations for related businesses provide the board with valuable relevant experience with the needs and goals of our audience and our programmers and enable Mr. Epperson to contribute to the board by assessing the many and varied strategic opportunities presented to the Company.

Edward G. Atsinger III

Mr. Atsinger has been Chief Executive Officer, a director of the Company and a director of each of the Company’s subsidiaries since their inception. He was President of Salem from its inception through June 2007. He has been engaged in the ownership and operation of radio stations since 1969. Mr. Atsinger has been a member of the board of directors of the National Religious Broadcasters for a number of years and was re-elected to a three (3) year term on that board in February 2013. He has also been a member of the National Association of Broadcasters Radio board since 2008. Mr. Atsinger has been a member of the board of directors of Oaks Christian School in Westlake Village, California since 1999. Mr. Atsinger is the brother-in-law of Mr. Epperson.

As co-founder of the Company, Mr. Atsinger provides the board with extensive and valuable radio and senior executive leadership experience, business development experience and insight into the background and vision of the Company. His longstanding association with and service on many broadcasting-related boards of directors over the years also provides valuable radio and new media experience as well as an understanding of the broader needs and challenges facing our industry.

David Davenport

Mr. Davenport has been a director of the Company since November 2001. Mr. Davenport is Counselor to the Director of the Hoover Institution (since 2008) and a Research Fellow (since 2001). He was a Distinguished Professor of Public Policy at Pepperdine University from 2003 to 2008. Mr. Davenport was the Chief Executive Officer of Starwire Corporation, a software service company formerly known as Christianity.com, from June 2000 to May 2001. Mr. Davenport served as President of Pepperdine University from 1985 to 2000 and from 1980 through 1985 he served as a Professor of Law, General Counsel, and Executive Vice President of the University. Mr. Davenport currently serves on the board of Forest Lawn Memorial Parks Association. Mr. Davenport also served on the board of directors of Ameron International Corporation from December 2002 through March 2011.

As a scholar, educator, executive and attorney, Mr. Davenport brings to the board valuable senior executive leadership experience, new media experience, public company board experience and legal expertise.

Roland S. Hinz

Mr. Hinz has been a director of the Company since September 1997. Mr. Hinz has been the owner, President and Editor-in-Chief of Hi-Torque Publishing Company, a publisher of magazines covering the motorcycling and biking industries, since 1982. Mr. Hinz is also the managing member of Hi-Favor Broadcasting, LLC, the licensee of radio stations KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from the Company in August 2000 and December 2001, respectively), and radio station KSDO-AM, San Diego, California. Mr. Hinz also serves on the board of directors of the Association for Community Education, Inc., a not-for-profit corporation operating Spanish Christian radio stations in California. Mr. Hinz also served on the board of directors of Truth for Life, a non-profit organization that is a customer of the Company, from 2000 through September 2010.

Mr. Hinz’s qualifications to serve on the board include his extensive business experience, skills and acumen reflected in his senior executive management experience as President and Editor-in-Chief of a magazine publishing company. He also has served as a board member for several not-for-profit organizations, enabling him to bring valuable cross-board experience as well as relevant experience with our audience and programmers.

Richard A. Riddle

Mr. Riddle has been a director of the Company since September 1997. Mr. Riddle is an independent businessman specializing in providing financial assistance and consulting to individuals and manufacturing companies. He was President and majority stockholder of I.L. Walker Company from 1988 to 1997 when that company was sold. He also was Chief Operating Officer and a major stockholder of Richter Manufacturing Corp. from 1970 to 1987. In October 2010, Mr. Riddle joined the board of directors of Truth for Life, a non-profit organization that is a customer of the Company. Additionally, in 2010, Mr. Riddle joined the board of directors of Know the Truth, a non-profit organization that is also a customer of the Company.

Having an extensive career in financial matters, Mr. Riddle brings to the board significant financial experience enabling him to assess and provide oversight concerning business and financial matters addressed by the Company.

Jonathan Venverloh

Mr. Venverloh has been a director of the Company since September 2011. Mr. Venverloh has worked in digital media and advertising since 1994, including more than ten (10) years at Google and stints at a major news website and global advertising agencies. Mr. Venverloh currently serves as Head of Business Development for Google Shopping, and from 2000-2010 and he served as Google’s Head of Distribution Partnerships and launched Google’s Enterprise Division. From 1997 to 1999, Mr. Venverloh led Weather.com’s sales efforts for the West Coast. From 1994 to 1996 he worked at global ad agencies Saatchi & Saatchi and DDB Needham. Mr. Venverloh has also served as an advisor to digital media startups and served on the boards of directors of several non-profits. He earned a Bachelor of Arts in Advertising from Southern Methodist University and a Master’s Degree in Management from the Stanford Graduate School of Business.

Mr. Venverloh brings to the board valuable senior executive leadership experience and extensive digital media and advertising expertise. With senior management experience at a large public Internet company as well as service as an advisor to smaller digital media startups, Mr. Venverloh is well-positioned to advise the board on a wide cross-section of new media matters.

Dennis M. Weinberg

Mr. Weinberg has been director of the Company since 2005. Mr. Weinberg is not standing for re-election as a director of the Company at the Annual Meeting. Mr. Weinberg was one of the founding directors for WellPoint, a health benefits company. From February 2002 to May 2006, Mr. Weinberg served as President and Chief Executive Officer for ARCUS Enterprises, a WellPoint business development subsidiary. Previously, Mr. Weinberg served for nearly 20 years in a variety of CEO, Group President, and Executive Vice President positions with WellPoint and its various affiliates. Prior to WellPoint, Mr. Weinberg held a variety of business consulting positions with the accounting firm of Touche-Ross and Company (currently Deloitte & Touche) in Chicago. Before that, he was general manager for the CTX Products Division of Pet, Inc. at the time, an I.C. Industries Company in St. Louis, Missouri, a designer and manufacturer of commercial computerized processing equipment. Mr. Weinberg also serves as a board member and chairman of the audit committee for Dole Food Company (NYSE: DOLE) since November 2009. Mr. Weinberg serves as a board member of Renal Ventures Management and as a board member of Applied Merchants Systems, Inc. Mr. Weinberg is a General Member of the development companies of FRWII, LLC, SkyView Development, LLC and KNIC, LLC. He is the co-founder of Cornerstone Network Associates, Life Skills for American Families, and is an advisor for the Pacific Justice Institute. Mr. Weinberg served on the board of directors of Truth for Life from November 2003 to September 2007. Truth for Life is a non-profit organization that is a customer of the Company.

Mr. Weinberg has significant executive experience with the strategic, financial, and operational requirements of large research and manufacturing-oriented organizations, and brings to our board senior executive leadership and financial experience. In addition, having served as CEO of health care companies, he has substantial experience in dealing with research and development efforts and technological innovation, which has provided him with insight into the challenges and fast-moving developments of new media. As a director of another public company board, including serving as its audit committee chair, Mr. Weinberg also provides public company cross-board experience.

Frank Wright

Mr. Wright has been director of the Company since 2012. Mr. Wright serves as President and Chief Executive Officer of the National Religious Broadcasters (NRB), a position he has held for ten (10) years. Prior to joining NRB in 2003, he served for seven (7) years as Executive Director of the Center for Christian Statesmanship based on Capitol Hill. As head of the world’s largest Christian media association, Mr. Wright has significant and wide-ranging experience in the electronic media marketplace, including active engagement in the regulatory and public policy processes centered in Washington, DC. He is an ordained Elder in the Presbyterian Church. Mr. Wright’s extensive corporate governance experience includes board service for The Evangelical Council for Financial Accountability, Knox Theological Seminary, The NRB Television Network, and Evangelism Explosion International. Mr. Wright was recommended by the Nominating and Corporate Governance Committee and selected as a director nominee by the board.

Mr. Wright brings valuable financial expertise as both an academic and practitioner, along with broad and cross-sectional knowledge of the electronic media landscape as a director of the Company. With his knowledge of and recognized presence on Capitol Hill, Mr.  Wright also brings added strength to the public policy process.

Director Independence and Executive Sessions

The Company’s board of directors evaluated the independence of each of the Company’s directors pursuant to the listing standards of the NASDAQ Stock Market (“NASDAQ Rules”). During this review, which included a review of the transactions and relationships described in the section of this Proxy Statement entitled “CERTAIN RELATIONSHIPS AND

RELATED TRANSACTIONS” below, the board of directors considered various transactions and relationships among directors (and their affiliates or family members), members of the Company’s senior management, affiliates and subsidiaries of the Company and certain other parties that occurred during the past three (3) fiscal years. This review was conducted to determine whether, under the NASDAQ Rules, any such relationships or transactions would affect the board of directors’ determination as to each director’s independence.

Upon conclusion of this review, the board of directors determined that, of the directors nominated for election at the Annual Meeting, a majority of the board (comprised of Messrs. Davenport, Hinz, Riddle, Venverloh and Wright) is independent of the Company and its senior management as required by the NASDAQ Rules.

The NASDAQ Rules also require that independent members of the board of directors meet periodically in executive sessions during which only independent directors are present. The Company’s independent directors have met separately in such executive sessions and in the future will regularly meet in executive sessions as required by the NASDAQ Rules.

Committees of the Board of Directors

The Company’s board of directors has three (3) committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The following table identifies the independent members of the board of directors and lists the members and chairman of each of these committees:

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee

Stuart W. Epperson
Edward G. Atsinger III
David Davenport	I		C	X
Roland S. Hinz	I	X	X	C
Richard A. Riddle	I	C	X	X
Jonathan Venverloh	I	X		X
Dennis M. Weinberg(1)	I			X
Frank Wright	I	X		X

(1)	Mr. Weinberg is not standing for re-election as a director of the Company at the Annual Meeting.

I = Director is independent

X = Current member of committee

C = Current member and chairman of the committee

Audit Committee

The audit committee of the board of directors (the “Audit Committee”) is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee currently consists of Messrs. Riddle (Chairman), Hinz, Venverloh and Wright, each of whom is independent under the NASDAQ Rules and applicable SEC rules and regulations. The board of directors has determined that Mr. Riddle, the Audit Committee Chairperson, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations.

The Audit Committee held four (4) regularly-scheduled meetings and three (3) special meetings in 2012 and operates under a written charter adopted by the board of directors. The Audit Committee and the Company’s board of directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on the Company’s Internet website (www.salem.cc) and a copy of the charter may be obtained upon written request from the Secretary of the Company. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or furnished to, the SEC.

The Audit Committee’s responsibilities are generally to assist the board of directors in fulfilling its legal and fiduciary responsibilities relating to accounting, audit and reporting policies and practices of the Company and its subsidiaries. The

Audit Committee also, among other things, oversees the Company’s financial reporting process, retains and engages the Company’s independent registered public accounting firm, approves the fees for the Company’s independent registered public accounting firm, monitors and reviews the quality, activities and functions of the Company’s independent registered public accounting firm, and monitors the adequacy of the Company’s operating and internal controls and procedures as reported by management and the Company’s independent registered public accounting firm. The Audit Committee Report set forth later in this Proxy Statement provides additional details about the duties and activities of this committee.

Compensation Committee

As provided under applicable laws and rules, the Company’s board of directors delegates authority for compensation matters to the compensation committee of the board of directors (the “Compensation Committee”). The Compensation Committee’s membership is determined by the board of directors. The Compensation Committee currently consists of Messrs. Davenport (Chairman), Hinz and Riddle, each of whom is independent under the NASDAQ Rules. The Compensation Committee is authorized to review and approve compensation, including non-cash benefits, and severance arrangements for the Company’s Section 16 officers and employees and to approve salaries, remuneration and other forms of additional compensation and benefits as it deems necessary. The Compensation Committee also administers the Company’s Amended and Restated 1999 Stock Incentive Plan (the “Stock Plan”).

The Compensation Committee held two (2) regularly scheduled meetings in 2012. The Compensation Committee meets at least twice annually and at additional times as are necessary or advisable to fulfill its duties and responsibilities.

The role of the Company’s Compensation Committee is to oversee the Company’s compensation and benefit plans and policies, administer the Stock Plan (including reviewing and approving equity grants to elected officers), and to review and approve all compensation decisions relating to elected officers, including those for the Company’s Named Executive Officers (who are listed in the Summary Compensation Table below). In 2012, the actions of the Compensation Committee included reviewing objective benchmarks and metrics by which a Named Executive Officer’s performance can be measured and analyzing peer compensation and performance data for comparison with the Company’s Named Executive Officers. The Compensation Committee has delegated limited authority to Edward G. Atsinger III, the Company’s Chief Executive Officer, to grant up to $150,000 of options to purchase the Company’s Class A common stock annually (measured each calendar year without carry-over of unused grant authority from year to year). The $150,000 is calculated at a price equal to the price of the Company’s Class A common stock at the NASDAQ market close on the date the stock options are granted. This delegated authority is subject to prompt notification to the Compensation Committee of the issuance of any such grants and ratification of any such grants at the next regularly scheduled Compensation Committee meeting following the date of such grants.

The Company’s Named Executive Officers do not determine or approve any element or component of their own compensation. The Company’s CEO provides a recommendation to the Compensation Committee for base salary and annual incentive compensation for the Named Executive Officers reporting to him.

The Compensation Committee operates pursuant to a charter that was approved by the board of directors. The charter sets forth the responsibilities of the Compensation Committee. The Compensation Committee and the Company’s board of directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on the Company’s Internet website (www.salem.cc) and a copy of the charter may be obtained from the Secretary of the Company upon written request. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or furnished to, the SEC.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of the board of directors (the “Nominating and Corporate Governance Committee”) currently consists of Messrs. Hinz (Chairman), Davenport, Riddle, Venverloh, Weinberg and Wright, each of whom is independent under the NASDAQ Rules. The Nominating and Corporate Governance Committee held two (2) regularly scheduled meetings in 2012.

The Nominating and Corporate Governance Committee is authorized to: (a) develop and recommend a set of corporate governance standards to the board of directors for adoption and implementation; (b) identify individuals qualified to become members of the board of directors; (c) recommend that director nominees be elected at the Company’s next annual meeting of stockholders; (d) recommend nominees to serve on each standing committee of the board of directors; (e) lead in the annual review of board performance and evaluation of the board’s effectiveness; (f) ensure that succession planning takes place for the position of chief executive officer and other key Company senior management positions; and (g) analyze, review and, where appropriate, approve all related party transactions to which the Company or its subsidiaries or affiliates are a party, all in accordance with applicable rules and regulations.

To qualify as a nominee for service on the board of directors, a candidate must have sufficient time and resources available to successfully carry out the duties required of a Company board member. The Nominating and Corporate Governance Committee desires to attract and retain highly qualified directors who will diligently execute their responsibilities and enhance their knowledge of the Company’s core businesses and seeks directors who possess some or all of the skills, qualifications and experience described under “Board Composition” in this Proxy Statement.

The Nominating and Corporate Governance Committee implements the Company’s policy regarding stockholder nominations by considering nominees for director positions that are made by the Company’s stockholders. Any stockholder desiring to make such a nomination must submit in writing the name(s) of the recommended nominee(s) to the Secretary of the Company at least 90 days before nor earlier than 120 days prior to the first anniversary of the preceding annual meeting of stockholders. The written submission must also contain biographical information about the proposed nominee, a description of the nominee’s qualifications to serve as a member of the board of directors, and evidence of the nominee’s valid consent to serve as a director of the Company if nominated and duly elected.

The Company’s directors provide oversight of the Company’s management and play a key role in shaping the strategic direction of the Company. Consistent with the Company’s Nominating and Corporate Governance Charter, the Nominating and Corporate Governance Committee considers various criteria in board candidates, including, the skills, qualifications and experience described under “Board Composition” in this Proxy Statement, as well as their appreciation of the Company’s core purpose, core values, and whether they have time available to devote to board activities. The Nominating and Corporate Governance Committee also considers whether a potential nominee would satisfy:

1.	The criteria for director “independence” established by the NASDAQ Rules; and

2.	The SEC’s definition of “audit committee financial expert.”

Whenever a vacancy exists on the board due to expansion of the board’s size or the resignation, retirement or term expiration of an existing director, the Nominating and Corporate Governance Committee identifies and evaluates potential director nominees. The Nominating and Corporate Governance Committee considers recommendations of management, stockholders and others. The Nominating and Corporate Governance Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including approving its fees and other retention terms.

Director candidates are evaluated using the criteria described above and in light of the then-existing composition of the board, including its overall size, structure, backgrounds and areas of expertise of existing directors and the relative mix of independent and employee directors. The Nominating and Corporate Governance Committee also considers the specific needs of the various board committees. The Nominating and Corporate Governance Committee recommends potential director nominees to the full board, and final approval of a candidate for nomination is determined by the full board. This evaluation process is the same for director nominees who are recommended by our stockholders.

The board of directors has adopted a written charter for the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Company’s board of directors annually (or more often as needed) review the charter to ensure it conforms to current laws and practices. This charter is available on the Company’s Internet website (www.salem.cc) and a copy of the charter may be obtained upon written request from the Secretary of the Company. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or  furnished to, the SEC.

The Nominating and Corporate Governance Committee did not receive any recommendations from stockholders proposing candidate(s) for election at the Annual Meeting. None of the directors serving on the Audit Committee, the Compensation Committee, or the Nominating and Corporate Governance Committee are employees of the Company.

Although the board does not have a formal policy on diversity, the Nominating and Corporate Governance Committee and the board review from time-to-time the membership of the board in light of the Company’s operations and strategic objectives and consider whether the current board members possess the requisite skills, experience and perspectives to oversee the achievement of those goals. As part of an annual effectiveness review, the Nominating and Corporate Governance Committee evaluates the diversity of the board composition to ensure that it sufficiently represents a diverse set of background, skills and experience.

Board Leadership Structure

Historically, the Company’s board of directors has had a general policy that the positions of Chairman of the board and CEO should be held by separate persons as an aid in the board’s oversight of management. This policy has been in effect since the Company began operations. The Chairman of the board is a full-time senior executive of the Company. The duties of the Chairman of the board include:

•	presiding over all meetings of the board;

•	preparing the agenda for board meetings in consultation with the CEO and other members of the board;

•	managing the board’s process for annual director self-assessment and evaluation of the board and of the CEO; and

•	presiding over all meetings of stockholders.

The board of directors believes that there are advantages to having a separate Chairman for matters such as communications and relations between the board members, the CEO, and other senior management; in assisting the board in reaching consensus on particular strategies and policies; and in facilitating robust director, board, and CEO evaluation processes. In addition, having separate Chairman and CEO positions permits the CEO to focus on day-to-day business and allows the Chairman to lead the board in its oversight responsibilities. The board currently consists of the Chairman of the board, Mr. Epperson, the Company’s CEO, Mr. Atsinger, and six (6) independent directors. One of Mr. Epperson’s roles is to oversee and manage the board of directors and its functions, including setting meeting agendas and running board meetings. In this regard, Mr. Epperson and the board in their advisory and oversight roles are particularly focused on assisting the CEO and senior management in seeking and adopting successful business strategies and risk management policies, and in making successful choices in management succession.

Board’s Role in Risk Oversight

The Company’s board of directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant board committees. These committees then provide reports to the full board. The oversight responsibility of the board and its committees is enabled by management reporting processes that are designed to provide visibility to the board about the identification, assessment, and management of critical risks. These areas of focus include strategic, operational, financial and reporting, succession and compensation, legal and compliance, and other risks. The board and its committees oversee risks associated with their respective areas of responsibility, as summarized above.

Director Attendance at Board and Committee Meetings and 2012 Annual Meeting of Stockholders

The full board of directors held four (4) regularly-scheduled meetings in 2012. During 2012, each of the Company’s incumbent directors attended (either in person or telephonically) all of the regularly-scheduled meetings of the full board of directors. Mr. Wright did not participate in the August 2012 special meeting of the Audit Committee. The Company encourages, but does not require, that each director attend the Company’s annual meeting of stockholders. In 2012, each of the Company’s then directors attended the 2012 annual meeting of stockholders.

Communications between Stockholders and the Board

The Company has historically handled communications between stockholders and the board of directors on an ad hoc basis. No formal policy or process for such communications has been adopted by the Company as of the date of this Proxy Statement. The Company has, however, taken actions to ensure that the views of its stockholders are communicated to the board or one or more of its individual directors, as applicable. The board considers its responsiveness to such communications as timely and exemplary.

Financial Code of Conduct

The Company has adopted a financial code of conduct (“Financial Code of Conduct”) that applies to each director of the Company, the Company’s CEO, principal financial officer, principal accounting officer, controller and persons performing similar functions. This Financial Code of Conduct has been adopted by the board as a “code of ethics” that satisfies applicable NASDAQ Rules. The Financial Code of Conduct is available on the Company’s Internet website (www.salem.cc) and a copy of the Financial Code of Conduct may be obtained free of charge upon written request from the Secretary of the Company. Any information found on the Company’s website is not a part of, or incorporated by reference into, this or any other report of the Company filed with, or  furnished to, the SEC.

Executive Officers

Set forth below are the executive officers of the Company, together with the positions held by those persons as of March 25, 2013. The executive officers are elected annually and serve at the pleasure of the Company’s board of directors; however, the Company has entered into employment agreements with each of the executive officers listed below. Certain payment provisions contained in the Company’s employment agreements with Messrs. Atsinger, Santrella and Evans are described under the section of this Proxy Statement entitled “EXECUTIVE COMPENSATION – Material Terms of NEO Employment Agreements Providing For Payment to NEOs Upon Termination” below.

Name of Executive Officer	Age	Position(s) Held with the Company
Stuart W. Epperson	76	Chairman of the Board
Edward G. Atsinger III	73	Chief Executive Officer and Director
David P. Santrella	51	President – Radio Division
David A.R. Evans	50	President – New Business Development, Interactive and Publishing
Greg R. Anderson	66	President – Salem Radio Network
Christopher J. Henderson	49	SVP, Legal and Human Resources, General Counsel and Secretary
Evan D. Masyr	41	Senior Vice President and Chief Financial Officer

Set forth below is certain information concerning the business experience during the past five (5) years and other relevant experience of each of the individuals named above (excluding Messrs. Atsinger and Epperson, whose business experience is described in the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above).

David P. Santrella

Mr. Santrella has been President—Radio Division of the Company since January 2010. From October 2008 to December 31, 2009, he served as Operational Vice President over the Company’s Minneapolis, Denver and Colorado Springs clusters in addition to his existing responsibility over the Chicago cluster. From March 2006 to October 2008, Mr. Santrella was the Operational Vice President of Chicago and Milwaukee. In November of 2003, he was given additional oversight responsibility of Milwaukee. Mr. Santrella started with the Company in 2001 as the General Manager of the Company’s Chicago cluster.

David A. R. Evans

Mr. Evans has been President—New Business Development, Interactive and Publishing of the Company since July 2007. Mr. Evans was Executive Vice President—Business Development and Chief Financial Officer of the Company from September 2005 to June 2007. Mr. Evans was Executive Vice President and Chief Financial Officer from September 2003 to September 2005. From 2000 to 2003, Mr. Evans served as the Company’s Senior Vice President and Chief Financial Officer. From 1997 to 2000, Mr. Evans served as Senior Vice President and Managing Director—Europe, Middle East, and Africa of Warner Bros. Consumer Products in London, England. He also served at Warner Bros. Consumer Products in Los Angeles, California, as Senior Vice President-Latin America, International Marketing, Business Development from 1996 to 1997 and Vice President—Worldwide Finance, Operations, and Business Development from 1992 to 1996. From 1990 to 1992, he served as Regional Financial Controller-Europe for Warner Bros. based in London, England. Prior to 1990, Mr. Evans was an audit manager with Ernst & Young LLP in Los Angeles, California and worked as a U.K. Chartered Accountant for Ernst & Young in London, England.

Greg R. Anderson

Mr. Anderson has been President - Salem Radio Network since 1996. From 1993 to 1994, Mr. Anderson was the Vice President—General Manager of Salem Radio Network. Mr. Anderson was employed by Multimedia, Inc. from 1980-1993. After serving as General Manager at Multimedia stations in Greenville, South Carolina, Shreveport, Louisiana, and Milwaukee, Wisconsin, he was named Vice President, Operations of the Multimedia radio division in 1987. He was subsequently appointed as Executive Vice President and group head of Multimedia’s radio division.

Christopher J. Henderson

Mr. Henderson has been Senior Vice President, Legal and Human Resources, General Counsel and Corporate Secretary of the Company since 2012. Prior to 2012, Mr. Henderson was Vice President, Legal and Human Resources, General

Counsel and Corporate Secretary of the Company since March 2008. Mr. Henderson was Vice President, Human Resources of the Company from August 2006 to February 2008. From 2001 to August 2006, Mr. Henderson served as Corporate Counsel for the Company. Prior to joining the Company, Mr. Henderson worked for thirteen (13) years as an Attorney for Cooksey, Toolen, Gage, Duffy & Woog, first as a trial attorney and then as a transactional attorney.

Evan D. Masyr

Mr. Masyr has been Senior Vice President and Chief Financial Officer of the Company since July 2007. Mr. Masyr was Vice President—Accounting and Finance of the Company from September 2005 to June 2007. From March 2004 to September 2005, Mr. Masyr was Vice President of Accounting and Corporate Controller of the Company. Prior to that time, Mr. Masyr was Vice President and Corporate Controller of the Company from January 2003 to March 2004. From February 2000 to December 2002, he served as the Company’s Controller. From 1993 to February 2000, Mr. Masyr worked for PricewaterhouseCoopers LLP (formerly, Coopers & Lybrand LLP). Mr. Masyr has been a Certified Public Accountant since 1995.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid to or earned by the Named Executive Officers for the Company’s fiscal years ended December 31, 2012, and December 31, 2011:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Option Awards (2) ($)	All Other Compensation (3, 4) ($)	Total ($)
Edward G. Atsinger III	2012	886,538	275,000	—	135,585	1,297,123
Chief Executive Officer	2011	864,000	255,000	240,600	122,049	1,481,649
David A. R. Evans	2012	432,596	122,000	150,000	34,700	739,296
President—New Business Development, Interactive and Publishing	2011	415,000	155,000	103,680	23,007	696,687
David P. Santrella	2012	384,327	90,000	150,000	22,585	646,912
President—Radio Division	2011	363,000	103,000	70,175	19,994	556,169

(1)	Amounts set forth in the “Bonus” column represent bonuses paid by the Company for performance in the prior fiscal year. Bonuses are given at the discretion of the Company and are not earned by Company employees until they are paid.
(2)	Represents the aggregate grant date fair value of option awards granted within the fiscal year in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 for stock-based compensation. These amounts reflect the total grant date fair value for these awards, and do not correspond to the actual cash value that will be recognized by the grantee when received. For a detailed discussion of the assumptions made in the valuation of option awards, please see the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.
(3)	Amounts set forth in the All Other Compensation column consist of the following:

Item	Mr. Atsinger ($)	Mr. Evans ($)	Mr. Santrella ($)
Perquisites and Other Personal Benefits (2012)	121,676	3,530	—
Company Contributions to 401(k) Plan (2012)	—	11,250	2,665
Medical, Dental, Life, Vision and Disability Premiums (2012)	13,909	19,920	19,920

TOTAL (2012)	135,585	34,700	22,585

(4)	Includes the following perquisites and personal benefits which have been valued by the Company based upon the incremental cost to the Company of providing these perquisites and personal benefits to the Named Executive Officers:

Perquisite or Personal Benefit	Mr. Atsinger ($)	Mr. Evans ($)	Mr. Santrella ($)
Personal Use of Company Vehicle (2012)	11,910	—	—
Split-Dollar Life Insurance Premiums (2012)	88,009	—	—
Supplemental Medical, Travel and Expense Reimbursement (2012)	21,757	—	—
Supplemental Life Insurance Premiums (2012)	—	3,530	—

TOTAL (2012)	121,676	3,530	—

Material Terms of NEO Employment Agreements Related to Executive Compensation

Mr. Atsinger’s Employment Agreement

Under the terms of his employment agreement, Mr. Atsinger received an annual base salary of $900,000 in 2012. Mr. Atsinger was also eligible for an annual merit bonus in an amount to be determined by the board. Mr. Atsinger was not granted any equity compensation in 2012. Salem provides medical (including supplemental health benefits), automobile, travel/expense and life insurance reimbursement to Mr. Atsinger pursuant to the terms of his employment agreement.

Mr. Evans’ Employment Agreement

Under the terms of his employment agreement, Mr. Evans received an annual base salary of $430,000 from January 1, 2012 through September 14, 2012, and $445,000 from September 15, 2012 through the remainder of the year. Mr. Evans was also eligible for incentive-based compensation of: (a) $10,000 for each quarter in which Mr. Evans’ business unit (the “Non-Broadcast Division”) met or exceeded its budget, (b) $10,000 for each quarter in which the Non-Broadcast Division met or exceeded the EBITDA budget, and (c) an annual merit bonus in an amount to be determined by the board. Additionally, in 2012, Mr. Evans was granted 100,000 shares of Class A common stock subject to a stock option under the Company’s Amended and Restated 1999 Stock Incentive Plan. Fifty percent (50%) of the option vests three (3) years from the date of grant and fifty percent (50%) vests four (4) years from the date of grant. Upon any exercise, Mr. Evans must hold at least fifty percent (50%) of the shares purchased in each exercise for a period of at least two (2) years. Each installment of the option expires on the fifth anniversary of the vest date. If for any reason Mr. Evans ceases to be employed by the Company, the vested portion of the option will remain exercisable for a period of one (1) year. Salem also provides medical, travel/expense, professional license fees and partial life insurance reimbursement to Mr. Evans pursuant to the terms of his employment agreement.

Mr. Santrella’s Employment Agreement

Under the terms of his employment agreement, Mr. Santrella received an annual base salary of $385,000 in 2012. Mr. Santrella was also eligible for an annual merit bonus in an amount to be determined by the board. Additionally, in 2012, Mr. Santrella was granted 100,000 shares of Class A common stock subject to a stock option under the Company’s Amended and Restated 1999 Stock Incentive Plan. Fifty percent (50%) of the option vests three (3) years from the date of grant and fifty percent (50%) vests four (4) years from the date of grant. Upon any exercise, Mr. Santrella must hold at least fifty percent (50%) of the shares purchased in each exercise for a period of at least two (2) years. Each installment of the option expires on the fifth anniversary of the vest date. If for any reason Mr. Santrella ceases to be employed by the Company, the vested portion of the option will remain exercisable for a period of one (1) year. Salem also provides medical and travel/expense reimbursement to Mr. Santrella pursuant to the terms of his employment agreement.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information as of December 31, 2012, in respect of outstanding equity awards made to the Company’s NEOs that are exercisable into the Company’s Class A common stock that may be issued under the Stock Plan, the Company’s only existing equity compensation plan.

	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)
Name	Exercisable	Unexercisable		Option Exercise Price ($)	Option Expiration Date

Edward G. Atsinger III	20,000			$5.20	3/08/2016

	20,000			$5.20	3/08/2017

		20,000	(1)	$5.20	3/08/2018

		20,000	(2)	$5.20	3/08/2019

David A.R. Evans	6,250			$11.80	3/14/2013

	6,250			$11.80	3/14/2014

	6,250			$11.80	3/14/2015

	6,000			$5.20	3/08/2016

	6,250			$11.80	3/14/2016

	6,000			$5.20	3/08/2017

	8,750			$2.38	9/28/2017

		6,000	(1)	$5.20	3/08/2018

		8,750	(3)	$2.38	9/28/2018

		6,000	(2)	$5.20	3/08/2019

		8,750	(4)	$2.38	9/28/2019

		50,000	(5)	$2.74	3/07/2020

		8,750	(6)	$2.38	9/28/2020

		50,000	(7)	$2.74	3/07/2021

David P. Santrella	750			$11.80	3/14/2013

	500			$13.51	3/15/2013

	625			$16.75	5/18/2013

	750			$11.80	3/14/2014

	500			$13.51	3/15/2014

	625			$16.75	5/18/2014

	750			$11.80	3/14/2015

	500			$13.51	3/15/2015

	6,000			$3.38	11/03/2015

	750			$11.80	3/14/2016

	6,000			$3.38	11/03/2016

	6,666			$0.67	5/04/2017

	8,750			$2.38	9/28/2017

	6,000			$3.38	11/03/2017

		8,750	(3)	$2.38	9/28/2018

		6,000	(8)	$3.38	11/03/2018

		8,750	(4)	$2.38	9/28/2019

		50,000	(5)	$2.74	3/07/2020

		8,750	(6)	$2.38	9/28/2020

		50,000	(7)	$2.74	3/07/2021

(1)	Unexercisable options vest on March 8, 2013.
(2)	Unexercisable options vest on March 8, 2014.
(3)	Unexercisable options vest on September 28, 2013.
(4)	Unexercisable options vest on September 28, 2014.
(5)	Unexercisable options vest on March 7, 2015.
(6)	Unexercisable options vest on September 28, 2015.
(7)	Unexercisable options vest on March 7, 2016.
(8)	Unexercisable options vest on November 3, 2013.

The Company’s 401(k) Plan

We maintain a 401(k) defined contribution plan (the “401(k) Plan”), which covers all eligible employees (as defined in the 401(k) Plan). Participants are allowed to make non-forfeitable contributions up to 60% of their annual salary, but may not exceed the annual maximum contribution limitations established by the Internal Revenue Service. The Company currently matches 50% on the first 5% of the amounts contributed by each participant. During the year ending December 31, 2012, Salem contributed and expensed $1.3 million in the 401(k) Plan.

Material Terms of NEO Employment Agreements Providing For Payment to NEOs upon Termination

Mr. Atsinger’s Employment Agreement

Under the terms of his employment agreement, if Mr. Atsinger’s employment is terminated by reason of death, his estate is entitled to receive: (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) his actual earned and accrued portion of incentive bonus for any period not already paid, (c) amounts to which he is entitled under the Company’s benefit plans, (d) immediate, 100% vesting of outstanding unvested stock options and other equity-based awards, and (e) continued coverage of Mr. Atsinger’s dependents under all applicable Company health benefit plans for a period of twelve (12) months.

If Mr. Atsinger’s employment is terminated upon disability (as defined in his employment agreement), he is entitled to receive: (a) a payment equal to his base salary through the date of termination to the extent not already paid, (b) a severance payment equal to 100% of his then current annual base salary for a period of fifteen (15) months, (c) his actual earned and accrued portion of incentive bonus for any period not already paid, (d) amounts to which he is entitled under the Company’s benefit plans, and (e) immediate, 100% vesting of outstanding unvested stock options and other equity-based awards.

If Mr. Atsinger’s employment is terminated by the Company without cause (as defined in his employment agreement), he is entitled to receive: (a) a payment equal to his base salary earned but unpaid through the date of termination, (b) his actual earned and accrued portion of incentive bonus for any period not already paid, and, (c) a severance payment equal to his then current annual base salary for a period of six (6) months or the remainder of the term of the agreement, whichever is longer.

With the exception of any continued benefits coverage in the event of the death of Mr. Atsinger, all payments to be made by the Company upon termination of employment to Mr. Atsinger will be lump sum payments.

The employment agreement also contains provisions that: (a) grant the Company a right of first refusal on all corporate opportunities presented to Mr. Atsinger, (b) restrict Mr. Atsinger’s ability to engage in any business that is competitive with the Company’s business for a period of two (2) years following retirement or termination for cause or without good reason, and (c) restrict Mr. Atsinger’s ability to interfere with the business of the Company or solicit Company employees for a period of two (2) years following such retirement or termination. Compliance by Mr. Atsinger with these obligations is a material condition to the Company’s obligation to provide the above termination benefits.

Mr. Evans’ Employment Agreement

Under the terms of his employment agreement, if Mr. Evans’ employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his base salary through the date of termination to the extent not already paid, and (b) his actual earned incentive bonus for any period not already paid.

If Mr. Evans’ employment is terminated by the Company without cause (as defined in his employment agreement), he is also entitled to receive: (a) a payment equal to his base salary earned but unpaid through the date of termination, (b) his actual earned incentive bonus for any period not already paid, (c) a severance payment in an amount equal to the base salary Mr. Evans would have otherwise received for a period of nine (9) months from the date of termination had he remained employed with the Company, and (d) professional outplacement assistance for twelve (12) consecutive months from the termination date.

With the exception of professional outplacement services that would be provided by the Company to Mr. Evans over a one (1) year period in the event of a termination without cause, all payments to be made by the Company upon termination of employment to Mr. Evans would be lump sum payments.

The employment agreement with Mr. Evans also contains a provision that restricts his ability to interfere with the business of the Company or solicit Company employees for a period of six months following termination of employment for any reason. Compliance by Mr. Evans with these obligations is a material condition to the Company’s obligation to provide the above termination benefits.

Mr. Santrella’s Employment Agreement

Under the terms of his employment agreement, if Mr. Santrella’s employment is terminated by reason of death, disability or otherwise for cause (as defined in his employment agreement), he or his estate is entitled to receive: (a) a payment equal to his base salary accrued through the date of termination to the extent not already paid, and (b) his actual earned incentive bonus for any period not already paid.

If Mr. Santrella’s employment is terminated by the Company without cause (as defined in his employment agreement), he is also entitled to receive: (a) a payment equal to his base salary accrued through the date of termination to the extent not already paid, and (b) a severance payment in an amount equal to the base salary Mr. Santrella would have otherwise received for a period of six (6) months from the date of termination had he remained employed with the Company.

The employment agreement with Mr. Santrella also contains a provision that restricts his ability to interfere with the business of the Company or solicit Company employees for a period of six (6) months following termination of employment for any reason. Compliance by Mr. Santrella with these obligations is a material condition to the Company’s obligation to provide the above termination benefits.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2012, with respect to shares of our Class A common stock that may be issued under the Company’s Stock Plan, our only existing equity compensation plan. The Stock Plan was adopted by our board of directors and approved by our stockholders on May 25, 1999. On March 20, 2003, the board of directors approved an amendment to the Stock Plan to reserve an additional 600,000 shares of the Company’s Class A common stock for issuance under the Stock Plan. The amendment was approved by a vote of the stockholders at the Company’s annual meeting of stockholders held on June 11, 2003. On November 10, 2004 the Company’s stockholders approved an amendment to the Stock Plan to reserve an additional 1,500,000 shares of the Company’s Class A common stock for issuance under the Stock Plan. The amendment was approved by a vote of the stockholders at the Company’s Annual Meeting of Stockholders held on May 18, 2005. On June 3, 2009, by a vote of the stockholders at the Company’s Annual Meeting of Stockholders, an extension of the term of the Stock Plan through May 25, 2019 was approved. At the

Annual Meeting of Stockholders held on June 22, 2012, the company’s stockholders approved a revision to the Stock Plan increasing the number of shares authorized by 1,900,000. As a result, a maximum of 5,000,000 shares are authorized under the Stock Plan, of which 1,927,099 are outstanding and 707,024 are exercisable as of December 31, 2012.

	Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,927,099	$4.37	1,987,783
Equity compensation plans not approved by security holders	—	—	—

Total	1,927,099	$4.37	1,987,783

DIRECTOR COMPENSATION

Non-employee directors of the Company receive an annual retainer and fees. The following table sets forth the compensation of the Company’s directors in 2012:

Name	Fees Earned (1) ($)	Option Awards (2) ($)	TOTAL (3) ($)
Stuart W. Epperson	—	—	—
David Davenport	46,450	15,200	61,650
Roland S. Hinz	52,050	15,200	67,250
Richard A. Riddle	59,750	15,200	74,950
Jonathan Venverloh	46,675	15,200	61,875
Dennis M. Weinberg	46,450	15,200	61,650
Frank Wright	25,050	—	25,050

(1)	Reflects all fees paid to non-employee directors for participation in regular, telephonic and special meetings of the Board and committees and retainer fees.
(2)

Reflects the grant date fair market value of stock options granted during 2012 as determined by ASC 718. On March 7, 2012, each non-employee director was granted stock options to purchase 10,000 shares of our Class A Common Stock with a grant date fair market value of $2.74 per share. There were no option award forfeitures by the non-employee directors during the Company’s fiscal year ended December 31, 2012.

(3)	The Company’s non-employee directors held an aggregate of 50,000 shares of Class A common stock subject to stock options outstanding as of December 31, 2012.

The cash compensation paid as of December 31, 2012 to the Company’s non-employee directors (“Designated Directors”) as approved by the Company’s board of directors at the recommendation of the Committee is as follows:

COMPENSATION	AMOUNT	PAYABLE TO	PAYABLE
Annual Retainer	$23,750	Designated Directors	Quarterly

Attendance Fee (Full Company Board)	$2,500	Designated Directors	Per Regularly Scheduled or Noticed Company Board Meeting

Attendance Fee (Board Committee)	$1,500	Designated Director Committee Members	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Audit and Compensation Committees)	$2,000	Chairperson of Audit and Compensation Committees	Per Regularly Scheduled or Noticed Committee Meeting

Chairperson Fee (Nominating and Corporate Governance Committee)	$1,000	Chairperson of Nominating and Corporate Governance Committee	Per Regularly Scheduled or Noticed Committee Meeting

Attendance Fee (Special Committee)	N/A	Special Committee Members	Per Special Committee Meeting or Task

In addition to the above fees, directors are compensated on an ad hoc basis for special committee or subcommittee meetings held or tasks performed by a committee or subcommittee designated by either the full Board of Directors or by a standing committee of the full Board of Directors, with such compensation determined by the establishing body at the time the special committee or subcommittee is established. Designated Directors who are also chairmen of the Company’s board committees shall receive the applicable chairperson fee in addition to a committee attendance fee for each regularly scheduled Company board committee meeting. Designated Directors shall also receive reimbursement for all reasonable out-of-pocket expenses in connection with travel to and attendance at regularly scheduled Company board and board committee meetings.

Company directors who are also employees of the Company (Stuart W. Epperson, Chairman of the Board, and Edward G. Atsinger III, CEO) are not additionally compensated for their services as directors. Compensation for Mr. Atsinger is summarized in the “Summary Compensation Table” appearing in this Proxy Statement under the heading “EXECUTIVE COMPENSATION.”

AUDIT COMMITTEE REPORT

This Audit Committee Report shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission (“SEC”), nor shall any information in this report be incorporated by reference by any general statement into any past or  future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that Salem Communications Corporation and its subsidiaries (the “Corporation”) specifically incorporates this information by reference into such filing, and shall not otherwise be deemed filed under such Acts.

The purpose of the Audit Committee (the “Committee”) is to oversee, on behalf of the entire board of directors (the “Board”): (a) the accounting and financial reporting processes of the Corporation, (b) the audits of the Corporation’s financial statements, (c) the qualifications, independence and performance of the public accounting firm engaged as the Corporation’s independent registered public accounting firm to prepare or issue an audit report on the financial statements of the Corporation, and (d) the performance of the Corporation’s internal auditor and independent registered public accounting firm.

The Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements, including requirements pertaining to the NASDAQ Stock Market listing standards definitions, provisions and applicable exceptions concerning the independence of audit committee members.

In 2012, the Committee held seven meetings, four of which were regularly scheduled and three of which were special meetings. The Committee’s meeting agendas are established by the Committee chairman based upon the Committee’s charter and an annual meeting planner approved by the entire Committee. At each of these meetings, the Committee met with the senior members of the Corporation’s financial management team and General Counsel. Additionally, the Corporation’s internal auditor met with the full Committee at the four regularly scheduled meetings and the independent registered public accounting firm met with the full Committee at the seven meetings. Prior to each regularly scheduled meeting, the Chairman of the Committee also met privately with the Corporation’s independent registered public accounting firm and, separately, with the Corporation’s internal auditor, at which times candid discussions of financial management, accounting and internal control issues took place.

The Committee appointed SingerLewak LLP as the Corporation’s independent registered public accounting firm for the year ended December 31, 2012, and reviewed with the Corporation’s financial managers, the independent registered public accounting firm, and the Corporation’s internal auditor, overall audit scopes and plans, the results of internal and external controls and the quality of the Corporation’s financial reporting.

The Corporation’s management is primarily responsible for the preparation, presentation, and integrity of the Corporation’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws, and regulations. As the Corporation’s independent registered public accounting firm, SingerLewak LLP is responsible for performing an independent audit of the Corporation’s consolidated financial statements in accordance with generally accepted accounting standards and for expressing an opinion on the conformity of the audited financial statements to accounting principles generally accepted in the United States of America.

The Committee has reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2012. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”).

The Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by the rules of the PCAOB and the Committee has discussed with the independent registered public accounting firm that firm’s independence from the Corporation and its management. The Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to the Corporation is compatible with the auditor’s independence.

Based on the Committee’s reviews and discussions referred to above, the Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012, to be filed with the SEC.

The Audit Committee is currently comprised of Richard A. Riddle, Chairman, Roland S. Hinz, Jonathan Venverloh and Frank Wright.

AUDIT COMMITTEE

Richard A. Riddle, Chairman

Roland S. Hinz

Jonathan Venverloh

Frank Wright

March 5, 2013

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company’s Class A and Class B common stock as of March 25, 2013 (unless otherwise indicated) by: (a) each person believed by the Company to be the beneficial owner of more than 5% of either class of the outstanding Class A or Class B common stock; (b) each director; (c) each of the Named Executive Officers; and (c) all directors and executive officers as a group.

	Class A Common Stock			Class B Common Stock			% Vote of All Classes of
Name and Address(1)	Number		% Vote(2)	Number		% Vote(2)	Common Stock(2)
Stuart W. Epperson	3,906,205	(3)	20.43%	2,776,848	(4)	50.00%	42.43%
Nancy A. Epperson	2,893,685	(3)	15.14%	2,776,848	(4)	50.00%	41.07%
Edward G. Atsinger III	4,326,580	(5)	22.63%	2,776,848	(5)	50.00%	42.99%
Edward C. Atsinger	1,093,078	(6)	5.72%	—		—	1.46%
David Davenport	8,500	(7)	*	—		—	*
David A.R. Evans	56,920	(8)	*	—		—	*
Roland S. Hinz	76,083	(9)	*	—		—	*
Richard A. Riddle	102,391	(10)	*	—		—	*
David P. Santrella	27,277	(11)	*	—		—	*
Jonathan Venverloh	35,500	(12)	*	—		—	*
Dennis M. Weinberg	68,270	(13)	*	—		—	*
Frank Wright	—		*	—		—	*
All directors and executive officers as a group (13 persons)	8,735,329		45.70%	5,553,696		100.00%	86.09%
DG Capital Management, LLC 460 Park Avenue, 13th Floor New York, NY 10022	1,327,570	(14)	6.95%	—		—	1.87%
GAMCO Asset Management Inc. One Corporate Center Rye, NY 10580	1,174,414	(15)	6.14%	—		—	1.57%
Epperson Children’s Trusts	1,012,520	(16)	5.30%	—		—	1.36%

*	Less than 1%.
(1)

Except as otherwise indicated, the address for each person is c/o Salem Communications Corporation, 4880 Santa Rosa Road, Camarillo, California 93012. Calculated pursuant to Rule 13d-3(d) under the Exchange Act, shares of Class A common stock not outstanding that are subject to options exercisable by the holder thereof within 60 days of March 25, 2013, are deemed outstanding for the purposes of calculating the number and percentage ownership by such stockholder, but not deemed outstanding for the purpose of calculating the percentage owned by each other stockholder listed. Unless otherwise noted, all shares listed as beneficially owned by a stockholder are actually outstanding.

(2)

Percentage voting power is based upon 19,116,336 shares of Class A common stock and 5,553,696 shares of Class B common stock all of which were outstanding as of March 25, 2013, and the general voting power of one vote for each share of Class A common stock and ten votes for each share of Class B common stock.

(3)

Includes shares of Class A common stock held by a trust of which Mr. and Mrs. Epperson are trustees and shares held directly by Mr. Epperson. As husband and wife, Mr. and Mrs. Epperson are each deemed to be the beneficial owners of shares held by the other, with each sharing voting and dispositive power; therefore, their combined beneficial ownership is shown in the table. Includes 38,750 shares of Class A common stock subject to options that are exercisable within 60 days.

(4)	Includes shares of Class B common stock held by a trust of which Mr. and Mrs. Epperson are trustees.
(5)

These shares of Class A and Class B common stock are held by trusts of which Mr. Atsinger is trustee. Includes 60,000 shares of Class A common stock subject to options that are exercisable within 60 days.

(6)

Includes 1,090,078 shares of Class A common stock held in a trust for the benefit of Edward C. Atsinger, who is Edward G. Atsinger III’s son. Edward G. Atsinger III is the trustee of the trust and these shares are included in the shares beneficially owned by Edward G. Atsinger III as reflected in this table. Also includes 3,000 shares of Class A common stock held by a trust for the benefit of Edward C. Atsinger. Edward C. Atsinger and his wife are trustees of the trust. These 3,000 shares are not included in shares beneficially owned by Edward G. Atsinger III as reflected in this table.

(7)

Includes 2,000 shares of Class A common stock held by a trust for which Mr. Davenport is a trustee. Also includes 2,500 shares of Class A common stock subject to options that are exercisable within 60 days.

(8)

Includes 2,450 shares of Class A common stock held by a trust for which Mr. Evans is trustee, 600 shares held in custody for his minor daughter and 2,750 shares held by Mr. Evans’ spouse as a joint tenant with Mr. Evans’ father-in-law. Mr. Evans disclaims beneficial ownership of all of the 2,750 shares of Class A common stock beneficially owned by his father-in-law. Includes 45,500 shares of Class A common stock subject to options that are exercisable within 60 days.

(9)

Includes 1,411 shares held by Mr. Hinz’s wife. Mr. Hinz disclaims beneficial ownership of shares of Class A common stock held by his wife. Also includes 53,833 shares held by a trust for which Mr. Hinz is a trustee and 2,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(10)	Includes 2,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(11)	Includes 19,250 shares of Class A common stock subject to stock options that are exercisable within 60 days.
(12)

The shares of Class A common stock are held by Jonathan and Mehridith Venverloh as trustees of the Ecclesiastes Trust 2004 U/A 11/19/04. Also includes 2,500 shares of Class A common stock subject to stock options that are exercisable within 60 days.

(13)	Includes 10,000 shares of Class A common stock subject to options that are exercisable within 60 days.
(14)

This information is based on the Schedule 13G Amendment No. 2 filed by DG Capital Management, LLC (“DG Capital”) and Dov Gertzulin (“Gertzulin”), with the SEC on February 14, 2013. DG Capital and Gertzulin reported that as of February 14, 2013, they have shared voting and dispositive power with respect to all shares

(15)	This information is based on the Schedule 13F filed by GAMCO Asset Management Inc., with the SEC on November 14, 2012.
(16)

The shares of Class A common stock are held by the Kathryn Epperson Fonville Trust u/d/t 3/31/99, Stuart W. Epperson, Jr. Trust u/d/t 3/31/99, Kristine J. Epperson McBride Trust u/d/t 3/31/99 and Karen Epperson DeNeui Trust u/d/t 3/31/99 (collectively the “Trusts”). There is a voting arrangement in place whereby a majority of the shares held collectively by the Trusts must be voted in order for all the shares of the Trusts to be voted.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases with Principal Stockholders

As of March 25, 2013, Salem leased the studios and tower and antenna sites described in the table below from the Principal Stockholders. All such leases have cost of living adjustments. Based upon management’s assessment and analysis of local market conditions for comparable properties, Salem believes that such leases do not have terms that vary materially from those that would have been available from unaffiliated parties.

Market	Station Call Letters	2012 Annual Rental(1)	2011 Annual Rental(2)	Expiration Date(3)
Leases with both Messrs. Atsinger and Epperson:
Denver-Boulder, CO	KNUS-AM(4)	$26,331	$25,176	2016
Minneapolis-St. Paul, MN	KKMS-AM/KYCR-AM(5)	182,544	183,746	2016
Sacramento, CA	KFIA-AM(4)	118,464	116,342	2016
San Antonio, TX	KSLR-AM(Day site)(4)	47,976	43,656	2017
Los Angeles, CA	KTIE-AM(6)	30,356	29,698	2016
Dallas, TX	KLTY-FM (4)	30,375	7,500	2020
Houston-Galveston, TX	KNTH-AM(4)	47,979	46,200	2023
Houston-Galveston, TX	KTEK-AM(4)	39,690	—	2037
Philadelphia, PA	WFIL-AM/WNTP-AM(5)	201,036	195,048	2023
Phoenix, AZ	KPXQ-AM(4)	66,972	65,184	2023
Portland, OR	KPDQ-AM(4)	28,251	27,204	2023
Seattle—Tacoma, WA	KLFE-AM(4)	37,317	35,928	2023
Seattle—Tacoma, WA	KNTS-AM(4)	37,317	35,928	2023
San Antonio, TX	KSLR-AM (Night site)(4)	19,194	18,705	2023
San Francisco, CA	KFAX-AM(4)	229,239	223,416	2023
Orlando, FL	WTLN-AM(4)	80,004	80,004	2045

Subtotal		$1,223,045	$1,133,735

Lease with Mr. Atsinger:
San Diego, CA	KPRZ-AM(4)	164,811	160,011	2028

Total		$1,387,856	$1,293,746

(1)	Annual rent calculated as of December 31, 2012.
(2)	Annual rent calculated as of December 31, 2011.
(3)	The expiration date reported for certain facilities represents the expiration date assuming exercise of all lease term extensions at the Company’s option.
(4)	Antenna/Tower Site.
(5)	Antenna/Tower/Studio Site.
(6)	Office/Studio Site.

Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2012 amounted to approximately $1.4 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2012 amounted to approximately $0.4 million. Rental expense paid by Salem to Messrs. Atsinger and Epperson or trusts or partnerships created for the benefit of their families for 2011 amounted to approximately $1.3 million. Rental expense paid by Salem to Mr. Atsinger or trusts created for the benefit of his family for 2011 amounted to approximately $0.4  million.

Affiliate Lines of Credit with Principal Stockholders

On November 17, 2011, Salem entered into lines of credit with Edward G. Atsinger III, Chief Executive Officer and director of Salem, and Stuart W. Epperson, Chairman of Salem’s board of directors. Pursuant to the agreements, Mr. Epperson has committed to provide an unsecured revolving line of credit to Salem in a principal amount of up to $3 million, and Mr. Atsinger has committed to provide an unsecured revolving line of credit in a principal amount of up to $6 million (together, the “Affiliate Lines of Credit”). The proceeds of the Affiliate Lines of Credit may be used for any purpose. Outstanding amounts under each Affiliate Line of Credit will bear interest at a rate equal to the lesser of (1) five percent (5%) per annum or (2) the maximum rate permitted for subordinated debt under the “Credit Agreement” (as defined below) plus 2% per annum and must be repaid within three (3) months from the time that such amounts are borrowed. The Affiliate Lines of Credit do not contain any covenants. In 2012, Salem paid $75,000 in interest to Mr. Atsinger and $121,875 in interest to Mr. Epperson under the Affiliate Lines of Credit. As of March 25, 2013, there was no balance outstanding under the Affiliate Lines of Credit. Written notice was given on April 3, 2013 to Mr. Atsinger and Mr. Epperson that Salem has elected to terminate the Affiliate Lines of Credit effective as of May 3, 2013. For purposes of this paragraph, the term “Credit Agreement” shall mean that certain Credit Agreement, dated as of December 1, 2009, and as amended, by and between Salem Communications Corporation, as the borrower, and Wells Fargo Bank, N.A.

On May 21, 2012, Salem entered into a binding letter of intent (“LOI”) with Roland S. Hinz, a Salem board member. Pursuant to the LOI, Mr. Hinz committed to provide an unsecured revolving line of credit to Salem in the principal amount of up to $6 million. On September 12, 2012, Salem and Mr. Hinz amended and restated the original LOI (“Amended and Restated LOI”). The Amended and Restated LOI increased the unsecured revolving line of credit by $6 million, resulting in a total line of credit of up to $12,000,000 (the “Amended and Restated Hinz Line of Credit”). The proceeds of the Amended and Restated Hinz Line of Credit may be used for any purpose. Any outstanding amount under the Amended and Restated Hinz Line of Credit will bear interest at a rate equal to the lesser of (1) five percent (5%) per annum or (2) the then-current, applicable indexed rate under the Credit Agreement plus two percent (2%) per annum and must be repaid within six (6) months from the time that such amounts are borrowed. The Amended and Restated Hinz Line of Credit does not contain any covenants. In 2012, Salem paid $125,000 in interest to Mr. Hinz under the Amended and Restated Hinz Line of Credit. As of March 25, 2013, there was no balance outstanding under the Amended and Restated Hinz Line of Credit. Written notice was given on April 3, 2013 to Mr. Hinz that Salem has elected to terminate the Amended and Restated Hinz Line of Credit effective as of May  3, 2013.

Radio Stations Owned by the Eppersons

During 2010, 2011 and 2012, Nancy A. Epperson, the wife of the Chairman of the board, Stuart W. Epperson, served as an officer, director and stockholder of several radio broadcasting entities as follows:

•

Secretary, Treasurer, and a Director of Truth Broadcasting Corporation, licensee of: KTIA-AM, Boone, Iowa; KTIA-FM, Boone, Iowa; KUTR-AM, Taylorsville, Utah; WBZK-AM, York, South Carolina; WCRU-AM, Dallas, North Carolina; WDRU-AM, Creedmoor, North Carolina; WKEW-AM, Greensboro, North Carolina; WPOL-AM, Winston-Salem, North Carolina; WSMX-AM, Winston-Salem, North Carolina; and WTRU-AM, Kernersville, North Carolina. In 2008, Truth Broadcasting Corporation transferred the license for radio station WLVA-AM, Lynchburg, Virginia, to Chesapeake-Portsmouth Broadcasting Corporation, an affiliated corporation whose current licenses are described below.

•

President, a Director and 100% stockholder of Chesapeake-Portsmouth Broadcasting Corporation, licensee of: WBOB-AM, Jacksonville, Florida; WHKT-AM, Portsmouth, Virginia; WLES-AM, Bon Air, Virginia; WLVA-AM, Lynchburg, Virginia (received from Truth Broadcasting Corporation in 2008); WPMH-AM, Portsmouth, Virginia; WRJR-AM, Claremont, Virginia; and WTJZ-AM, Newport News, Virginia.

•

President and a Director of Delmarva Educational Association (“DEA”), licensee of: noncommercial station WAYL-FM, St. Augustine, Florida; noncommercial station WCRJ-FM, Jacksonville, Florida; noncommercial station WTRJ-FM, Orange Park, Florida; WWIP-FM, Cheriton, Virginia. DEA is also a permittee of BNPED-20071022BCX (FM), California, Maryland.

The markets in which these radio stations are located are not currently served by stations owned and operated by the Company. Under his employment agreement, Mr. Epperson is required to offer the Company a right of first refusal of opportunities related to our business.

Radio Stations Owned by Mr. Hinz

During 2010, 2011, and 2012, Mr. Hinz, a Salem director, through companies or entities controlled by him, has and continues to operate the following radio stations in Southern California: (a) KLTX-AM, Long Beach, California, and KEZY-AM, San Bernardino, California (which were acquired from the Company in August 2000 and December 2001, respectively); and (b) KSDO-AM, San Diego, California. These radio stations are formatted in Christian Teaching and Talk programming in the Spanish language.

Split-Dollar Life Insurance

The Company purchased split-dollar life insurance policies for its Chairman and Chief Executive Officer in 1997. During 2011, the then existing policies were cancelled and new policies were entered into. The Company is the owner of the policies and is entitled to recover all of the premiums paid on these policies. The Company records an asset based on the lower of the aggregate premiums paid or insurance cash surrender value. The premiums were $230,000, $990,000 and $193,000, for each of the years ended December 31, 2010, 2011 and 2012, respectively. As of December 31, 2010, 2011, and 2012 we recorded net assets of $2.8 million, $1.1 million and $1.3 million, respectively. Benefits above and beyond the cumulative premiums paid will go to the beneficiary trusts established by each of the Chairman and Chief Executive Officer.

Transportation Services Supplied by Atsinger Aviation

From time to time, the Company rents aircraft from a company that is owned by Edward G. Atsinger III, Chief Executive Officer and director of Salem. As approved by the independent members of the Company’s board of directors, the Company rents these aircraft on an hourly basis at what the Company believes are market rates and uses them for general corporate needs. Total rental expense for these aircraft for 2010, 2011 and 2012 amounted to approximately $209,000, $402,000 and $386,000, respectively.

THE COMPANY’S RELATIONSHIP WITH ITS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees and Services

The following table summarizes the fees billed by the Company’s current registered public accounting firm, SingerLewak, LLP (“SL”), for professional services rendered during fiscal year 2012 and fiscal year 2011:

	Fees Paid During Year Ended

	December 31, 2012	December 31, 2011
Audit Fees	$408,315	$396,823
Audit-Related Fees	$33,428	$5,640
Tax Fees	$—	$—
All Other Fees	$—	$—
	_________	_________
Total Fees For Services(1)	$441,743	$402,463

(1)	None of the fees listed in the table above were approved by the Audit Committee in reliance on a waiver from pre-approval under paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

Audit Committee’s Pre-Approval Policies and Procedures

In accordance with the Audit Committee’s pre-approval policies and procedures and the requirements of applicable law, all services to be provided by SL are pre-approved by the Audit Committee. Pre-approval includes audit services, audit-related services and other permissible non-audit services. Pre-approval is generally provided by the full Audit Committee for up to a year and is detailed as to the particular defined tasks or scope of work and is subject to a specific budget. In some cases, the Audit Committee has delegated authority to the Chairman of the Audit Committee to pre-approve additional services, and any such pre-approvals granted by the Chairman must then be communicated to the full Audit Committee at or prior to the next scheduled Audit Committee meeting. When assessing whether it is appropriate to engage the independent registered public accounting firm to perform a service, the Audit Committee considers, among other things, whether such services are consistent with the independent registered public accounting firm’s independence and whether such services constitute prohibited non-audit functions under Section 201 of the Sarbanes-Oxley Act of 2002. The Audit Committee considered the provision of the services listed in the table above by SL and determined that the provision of such services was compatible with maintaining the independence of SL.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders of the Company will be asked to vote on the election of seven (7) directors. Two (2) nominees are nominated as “Independent Directors” and shall be elected by the holders of Class A common stock as a class, exclusive of all of the holders of Class B common stock. David Davenport and Richard A. Riddle have been nominated as the Independent Directors. The nominees receiving the highest number of votes of shares entitled to vote for such directors at the Annual Meeting will be elected directors of the Company. All directors elected at the Annual Meeting will be elected to a one (1) year term and will serve until the annual meeting of stockholders to be held in the year 2014 or until their respective successors have been duly elected and qualified.

Set forth below are the names of persons nominated by the Company’s board of directors for election as directors at the Annual Meeting:

Stuart W. Epperson

Edward G. Atsinger III

David Davenport

Roland S. Hinz

Richard A. Riddle

Jonathan Venverloh

Frank Wright

For a description of the nominees’ principal occupation and business experience during the last five (5) years and present directorships, please see the section of this Proxy Statement entitled “THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS—Board of Directors” above.

The Company has been advised by each nominee named in this Proxy Statement that he is willing to be named as such herein and is willing to serve as a director if elected. However, if any of the nominees should be unable to serve as a director, the enclosed proxy will be voted in favor of the remainder of those nominees not opposed by the stockholder on such proxy and may be voted for a substitute nominee selected by the board of directors.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 1. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 1.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON A RESOLUTION APPROVING EXECUTIVE COMPENSATION AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K

In accordance with Section 14A of the Exchange Act, at the Annual Meeting, stockholders of the Company will be asked to vote to approve an advisory (non-binding) resolution approving the executive compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the “Executive Compensation” section of this proxy statement. Stockholders are encouraged to read the “Executive Compensation” section in this proxy statement, including the tables and narrative provided therein, for the details on the Company’s executive compensation.

The Company is asking stockholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and the narrative discussion, is hereby APPROVED.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors. Although non-binding, the Board and the Compensation Committee value the opinions of our stockholders and will review and consider the voting results when evaluating our executive compensation program.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting, at which a quorum representing a majority of the voting power of all outstanding shares of Class A common stock and Class B common stock is present and entitled to vote, is required to approve Proposal 2. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR PROPOSAL 2.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE DETERMINING THE FREQUENCY OF FUTURE STOCKHOLDER

ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, at the Annual Meeting, the Company is asking shareholders to provide input on the frequency of future shareholder advisory votes on executive compensation. In particular, the Company is asking whether the advisory vote should occur every year, every two (2) years or every three (3) years. You may also abstain from voting.

After careful consideration, the Board has determined that holding an advisory vote on executive compensation every three (3) years is the most appropriate policy for the Company, and recommends that stockholders vote for future advisory votes on named executive officer compensation to occur every three (3) years. The Board of Directors believes that holding an advisory vote every three (3) years will allow shareholders to provide us with direct input on the compensation of our executive officers. However, you should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Vote Required and Board of Directors’ Recommendation

This advisory vote on the frequency of future advisory “say-on-pay” votes is non-binding on the Board. The option of one (1) year, two (2) years or three (3) years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on “say-on-pay” that has been selected by our stockholders. However, because this vote is advisory and not binding, the Board may in the future decide to conduct advisory votes on a more or less frequent basis. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE (3) YEARS.

STOCKHOLDERS’ PROPOSALS FOR 2014 PROXY STATEMENT

Any stockholder of the Company wishing to have a proposal considered for inclusion in the Company’s proxy solicitation materials relating to the Company’s 2014 Annual Meeting of Stockholders must, in addition to other applicable requirements, give notice of such proposal in writing to the Secretary of the Company at its principal executive offices and such notice must be received on or before December 11, 2013. The proposal may be included in next year’s proxy statement if it complies with certain rules and regulations promulgated by the SEC. Proposals must be submitted in accordance with the Company’s Bylaws and comply with SEC regulations promulgated pursuant to Rule 14a-8 of the Exchange Act.

OTHER MATTERS

At the time of preparation of this Proxy Statement, the board of directors of the Company was not aware of any other matters to be brought before the Annual Meeting. No eligible stockholder had submitted notice of any proposal ninety (90) days before the date of the Annual Meeting. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the enclosed form of proxy to vote, or refrain from voting, in accordance with their respective best judgment on such matters.

If a stockholder desires to have a proposal presented at the Company’s annual meeting of stockholders in 2014 and the proposal is not intended to be included in the Company’s related 2014 proxy solicitation materials, the stockholder must give advance notice to the Company in accordance with the Company’s Bylaws. Pursuant to the Company’s Bylaws, only such business shall be conducted, and only such proposals shall be acted upon at an annual meeting of stockholders as are properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must first be given to the Secretary. To be timely, a stockholder’s written notice must be delivered to the Secretary at the Company’s principal executive offices not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then notice of the stockholder proposal must be delivered to the Secretary not earlier than the 120th day nor later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made. If such proposal is for a nominee for director, such stockholder’s notice must set forth with respect to such director nominee all of the information relating to such person that is required to be disclosed in solicitations for elections of directors under the rules of the SEC; for any stockholder proposal, the notice must comply with Section 2.2 of Article II of the Company’s Bylaws (a copy of which is available upon request to the Secretary of the Company), which section requires that the notice contain a brief description of such proposal and the reasons for conducting such business at the annual meeting, the name and address, as they appear on the Company’s books, of the stockholder making such proposal, the number of shares of Class A common stock and Class B common stock beneficially owned by such stockholder and any material interest of such stockholder in such proposal.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act and the rules promulgated thereunder and applicable requirements of NASDAQ, officers and directors of the Company and persons who beneficially own more than 10% of the common stock of the Company are required to: (a) report their initial ownership and change in ownership with respect to all equity securities of the Company; and (b) furnish such reports to the Company.

Based solely on its review of the copies of such reports received by it during or with respect to the year ended December 31, 2012, and/or written representations from such reporting persons, the Company believes that its officers, directors and more than ten (10) percent stockholders complied with all Section 16(a) filing requirements applicable to such individuals, except as follows: Christopher Henderson inadvertently failed to timely report a purchase of Class A Common Stock on Form 4 pursuant to Mr. Henderson’s 401(k) plan which occurred on August 10, 2012 (accounted for on the Form 4 filed by Mr. Henderson on August 27, 2012).

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K to Stockholders for the year ended December 31, 2012, including audited financial statements, is being made available to stockholders along with these proxy materials, but such Annual Report is not incorporated herein and is not deemed to be a part of this Proxy Statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC (without exhibits) is available to stockholders via the Company’s Internet website (www.salem.cc) or without charge on written request to the Company. Exhibits to the Annual Report on Form 10-K may be obtained from the Company upon payment of the Company’s reasonable expenses to furnish such exhibits. To obtain any of these materials, contact Christopher J. Henderson, Secretary, Salem Communications Corporation, 4880 Santa Rosa Road, Camarillo, California 93012.

By order of the board of directors,

CHRISTOPHER J. HENDERSON
Secretary

Camarillo, California

April 10, 2013

PLEASE VOTE YOUR SHARES ON-LINE, BY TELEPHONE OR BY SIGNING, DATING AND

RETURNING THE ENCLOSED PROXY CARD TODAY.

NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

If you have any questions, or have any difficulty voting your shares, please telephone Christopher J. Henderson of Salem at (805) 987-0400.

SALEM COMMUNICATIONS CORPORATION ATTN: MYRA STEVENS 4880 SANTA ROSA ROAD CAMARILLO, CA 93012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M57682-P37153 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SALEM COMMUNICATIONS CORPORATION
The BOARD OF DIRECTORS recommends a vote “FOR” Proposals 1 and 2 and “3 YEARS” for Proposal 3.
1.	To elect seven (7) members to the Board of Directors of Salem:
†The holders of Salem’s Class A common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Davenport and Riddle.
		For	Against	Abstain				For	Against	Abstain
Nominees:
	1a. Stuart W. Epperson	☐	☐	☐		1f. Jonathan Venverloh		☐	☐	☐
	1b. Edward G. Atsinger III	☐	☐	☐		1g. Frank Wright		☐	☐	☐
	1c. David Davenport† 1d. Roland S. Hinz	☐ ☐	☐ ☐	☐ ☐	2.	Advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.		☐	☐	☐
	1e. Richard A. Riddle†	☐	☐	☐	3.	Advisory (non-binding) vote determining the frequency of advisory votes on executive compensation.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐
At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)				Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — —  — — — — — — — — — — — — — — —  — — — — —  — — — — —  — — — — — — —

M57683-P37153

SALEM COMMUNICATIONS CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2013
Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class A common stock of Salem Communications Corporation (“Salem”), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem’s corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Wednesday, May 22, 2013, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, April 10, 2013. All other proxies heretofore given by the undersigned to vote shares of Salem’s Class A common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If no instructions are provided for Proposals 1, 2 and/or 3, the shares will not be voted for the respective proposal(s).

Address Changes/Comments: ____________________________________________________________________________________
_______________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be signed and dated on the reverse side.)

SALEM COMMUNICATIONS CORPORATION ATTN: MYRA STEVENS 4880 SANTA ROSA ROAD CAMARILLO, CA 93012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M57684-P37153 KEEP THIS PORTION FOR YOUR RECORDS — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SALEM COMMUNICATIONS CORPORATION
The BOARD OF DIRECTORS recommends a vote “FOR” Proposals 1 and 2 and “3 YEARS” for Proposal 3.
1.	To elect five (5) members to the Board of Directors of Salem†:
†The holders of Salem’s Class B common stock are entitled to vote on the election of the two additional nominees as independent directors, Messrs. Davenport and Riddle.
		For	Against	Abstain				For	Against	Abstain
Nominees:
	1a. Stuart W. Epperson 1b. Edward G. Atsinger III	☐ ☐	☐ ☐	☐ ☐	2.	Advisory (non-binding) vote on a resolution approving executive compensation as disclosed pursuant to Item 402 of Regulation S-K.		☐	☐	☐
	1c. Roland S. Hinz 1d. Jonathan Venverloh	☐ ☐	☐ ☐	☐ ☐	3.	Advisory (non-binding) vote determining the frequency of advisory votes on executive compensation.	1 Year ☐	2 Years ☐	3 Years ☐	Abstain ☐
	1e. Frank Wright	☐	☐	☐

At their discretion, the proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)				Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — —  — — — — — — — — — — — — — — —  — — — — —  — — — — —  — — — — — — —

M57685-P37153

SALEM COMMUNICATIONS CORPORATION
PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 22, 2013
Solicited on Behalf of the Board of Directors

The undersigned hereby authorizes Edward G. Atsinger III and Christopher J. Henderson, and each of them individually, with power of substitution, to vote and otherwise represent all of the shares of Class B common stock of Salem Communications Corporation (“Salem”), held of record by the undersigned, at the Annual Meeting of Stockholders of Salem to be held at Salem’s corporate office, 4880 Santa Rosa Road, Camarillo, California 93012, on Wednesday, May 22, 2013, at 9:30 a.m. PDT, and any postponement(s) or adjournment(s) thereof, as indicated on the reverse side hereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated, in each case, April 10, 2013. All other proxies heretofore given by the undersigned to vote shares of Salem’s Class B common stock are expressly revoked.

The shares represented by this proxy will be voted as described on the reverse hereof by the stockholder. If no instructions are provided for Proposals 1, 2 and/or 3, the shares will not be voted for the respective proposal(s).

Address Changes/Comments: ____________________________________________________________________________________
_______________________________________________________________________________________________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be signed and dated on the reverse side.)